UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 18, 2007

THE TOPPS COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15817	11-2849283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Whitehall Street, New York, NY	10004-2109
(Address of principal executive offices)	(Zip Code)

212-376-0300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On June 18, 2007, The Topps Company, Inc. (“Topps”) issued a press release announcing the postponement of a special meeting of Topps’ stockholders, which was initially called for June 28, 2007 to vote on the pending merger between Topps and affiliates of The Tornante Company LLC and Madison Dearborn Partners, LLC.  The press release also announces that Topps will grant a waiver today releasing The Upper Deck Company ("Upper Deck") from its standstill obligations to Topps so that Upper Deck may communicate directly with Topps' stockholders and pursue an all shares, all cash tender offer for Topps common stock on the terms described in the decision rendered by the Delaware Court of Chancery on June 14, 2007.

A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release of The Topps Company, Inc., dated June 18, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 18, 2007

THE TOPPS COMPANY, INC.

By:	/s/ Arthur T. Shorin
	Name:	Arthur T. Shorin
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of The Topps Company, Inc., dated June 18, 2007